Exhibit 10.1.av

AGL RESOURCES INC.
NONQUALIFIED SAVINGS PLAN

As Amended and Restated Effective January 1, 2009

Table of Contents

                                                                                                            Page

STATEMENT OF PURPOSE	1

STATEMENT OF AGREEMENT	1

Article i Definitions	2

1.1 1934 Act 2
1.2 Account 2
1.3 Active Participant 2
1.4 Administrative Committee 2
1.5 Affiliate 2
1.6 Aggregate Arrangements 2
1.7 Before-Tax Account 2
1.8 Before-Tax Contributions 2
1.9 Beneficiary 2
1.10 Board 2
1.11 Bonus 3
1.12 Bonus Compensation 3
1.13 Bonus Deferral Election 3
1.14 Break in Service 3
1.15 Change in Control 3
1.16 Code 4

i

1.17 Company Stock 4
1.18 Compensation 4
1.19 Contributions 5
1.20 Controlling Company 5
1.21 Covered Employee 5
1.22 Deferred Election 5
1.23 Disabled 5
1.24 Effective Date 5
1.25 Employee 5
1.26 Entry Date 5
1.27 Hour of Service 6
1.28 Investment Committee 7
1.29 Investment Fund or Funds 7
1.30 Key Employee 7
(a) Included Compensation Items for Determining Key Employees 7
(b) Excluded Compensation Items for Determining Key Employees 8
1.31 Leave of Absence 8
1.32 Matching Account 9
1.33 Matching Contributions 9
1.34 Maternity or Paternity Leave 9
1.35 Normal Retirement Age 9
1.36 Participant 9
1.37 Participating Company 9
1.38 Performance Based Bonus 9
1.39 Plan 10
1.40 Plan Year 10
1.41 Retirement Savings Plan Plus or RSP 10
1.42 Separate from Service or Separation from Service 10
(a) Leaves of Absence 10
(b) Status Change 11
(c) Termination of Employment 11
1.43 Spouse or Surviving Spouse 11
1.44 Trust or Trust Agreement 11
1.45 Trustee 12
1.46 Trust Fund 12
1.47 Valuation Date 12
1.48 Year of Vesting Service 12

Article II Eligibility 13

2.1 Initial Eligibility Requirements 13
(a) General Rule 13
(b) New Participating Companies 13
2.2 Subsequent Eligibility Requirements 13
2.3 Treatment of Interruption of Service 13
(a) Leave of Absence 13
(b) Reparticipation Upon Reemployment 13
2.4 Change in Status 14

Article III Contributions 15

3.1 Before Tax Contributions 15
(a) Before-Tax Contributions 15
(b) Deferral Elections 15
(1) Effective Date 15
(A) General 15
(B) Deferrals for New Participants 16
(C) Bonus Deferrals 16
(2) Terms, Modifications and Revocation 16
3.2 Matching Contributions 17

Article IV Participants' Accounts; Crediting and Allocation 19

4.1 Establishment of Participants' Accounts 19
4.2 Allocation and Crediting of Before-Tax and Matching Contributions 19
4.3 Allocation and Crediting of Investment Experience 19
4.4 Notice to Participants of Account Balances 19

ii

Article V Investment of Accoutns 20

5.1 Establishment of Trust Fund 20
(a) Rabbi Trust 20
(b) Trust Required Upon Change in Control 20
(c) No Funding During Restricted Period 20
5.2 Investment Funds 20
(a) Composition of Investment Committee 20
(b) Investment Committee Procedures 20
(c) Investment Committee Powers and Duties 21
(d) Investment Plan Contributions 21
(1) Named Investment Funds 21
(2) Other Investment Funds 21
(3) Reinvestment of Cash Earnings 21
5.3 Investment Procedures 21
(a) Investment of Future Contributions 22
(b) Investment of Existing Account Balances 22
(c) Conditions Applicable to Elections 22
(d) Compliance with Securities Exchange Commission Rule 16-b3 22
5.4 Acquisition of Company Stock 23
(a) In General 23
(b) Stock Rights, Warrants or Options 23
5.5 Value of Assets 23

Article VI Vesting in Accounts 24

6.1 General Vesting Rule 24
6.2 Vesting Upon Other Occurences 24
6.3 Timing of Forfeitures 24

Article VII Payment of Benefits 25

7.1 Amount of Benefit Payments 25
7.2 Timing and Form of Distribution 25
(a) Timing of Distributions 25
(b) Form of Distribution 25
(1) Single-Sum Payment 25
(2) Alternative Forms of Payment 25
(A) Election of Alternative Payment Form 25
(B) Timing of Election 26
(C) Installation Payments 26
(c) Modifications of Form and Timing 26
(1) Availability of Election 26
(2) Delay in Payment Date 27
(3) Restrictions 27
(d) Medium of Payment 27
(e) Cash Out 27
(1) Discretionary Employee Deferral Cashout 27
(2) Discretionary Cashout of Employer Contributions 27
(3) Documentation of Determination 28
(4) Mandatory Cash-Out 28
(5) Six Month Delay for Key Employees 28

7.3 Change in Control 28
7.4 Death Benefits 28
(a) General 28
(b) Designation of Beneficiary 28
7.5 Hardship Withdrawals 29

(a) Parameters of Hardship Withdrawals 29
(b) Unforeseeable Emergency Definition 29
(c) Application for Hardship Withdrawal 30
(d) Payment of Withdrawal 30
7.6 Taxes 30
(a) Amounts Payable Whether or Not Account is in Pay Status 30
(b) Amounts Payable Only if Account is in Pay Status 30
7.7 Offset of Account by Amounts Owed to the Company 30
7.8 No Acceleration of Payments 31

Article VII Claimss 32

8.1 Authorized Representative 32
8.2 Rights 32
8.3 Initial Claim Procedure 32
8.4 Appeal 32
8.5 Claims Based on and Independent Determination of Disability 33
(a) Initial Claims 33
(b) Appeals 33
8.6 Satisfaction of Claims 34

Article IV Allocation of Authority and Responsibilities 35

9.1 Administrative Committee 35
(a) Appointment and Term of Office 35
(b) Organization 35
(c) Powers and Responsibility 35
(d) Administrative Committee Records 35
(e) Reporting and Disclosure 36
(f) Plan Construction 36
(g) Assistants and Advisers 36
(h) Indemnification 36
9.2 Controlling Company and Board 37
(a) General Responsibilities 37
(b) Allocation of Authority 37
(c) Authority of Participating Companies 37
9.3 Trustee 37
9.4 Delegation 38

iii

Article X Amendment, Termination and Adoption 39

10.1 Amendment 39
10.2 Termination 39
(a) Right to Terminate 39
(b) Dissolution of Trust 39
(c) Restrictions on Termination 39
(d) Payment Upon Terminatin 40
10.3 Adoption of the Plan by a Participating Company 40
(a) Procedures for Participation 40
(b) Authority under the Plan 41
(c) Contributions to the Plan 41
(d) Withdrawal from the Plan 41

Article XI Miscellaneous 42

11.1 Nonaleintation of Benefits and Spendthrift Clause 42
11.2 Elections Prior to 2009ation of Duties 42
11.3 Headings 42
11.4 Construction, Controlling Law 42
11.5 No Contract of Employmentt 43
11.6 Legally Incompetent 43
11.7 Heirs, Assigns and Personal Representatives 43
11.8 Unsecured Creditor Rights 43
11.9 Legal Action 43
11.10 Severability 43
11.11 Predecessor Service 44
11.12 Plan Expenses 44

Schedule A A1

AGL RESOURCES INC.
NONQUALIFIED SAVINGS PLAN

Effective as of the 1st day of January, 2009, AGL Resources Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Controlling Company”), hereby amends and restates the AGL Resources Inc. Nonqualified Savings Plan (the “Plan”).

The Plan was originally established as of July 1, 1995, and was previously amended and restated effective as of January 1, 2001, and January 1, 2007.

STATEMENT OF PURPOSE

A.           The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by certain employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

B.           The Plan is intended to be an unfunded nonqualified deferred compensation plan maintained by the Controlling Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of §§201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended), and shall be construed in all respects in accordance with such intended purposes.

C.           Any trust fund established to maintain and invest the amounts contributed to the Plan shall be established under a trust agreement that meets the requirements of a “rabbi trust,” pursuant to guidelines issued by the Internal Revenue Service (the “IRS”).

D.           Regardless of the establishment of a trust fund, all assets of the Plan shall remain assets of the Controlling Company and shall be subject to the general creditors of the Controlling Company.  Participants and Beneficiaries shall have only the rights of unsecured creditors with respect to any assets of the Plan.

STATEMENT OF AGREEMENT

In order to amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions of the amended and restated Plan as follows:

AGL RESOURCES INC. Page
NONQUALIFIED SAVINGS PLAN

ARTICLE I

DEFINITIONS

1.1 1934 Act

 shall mean the Securities Exchange Act of 1934, as amended.

1.2 Account

 shall mean, with respect to a Participant or Beneficiary, the amount of money or other property as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.  The Administrative Committee may establish and maintain separate subaccounts for each Participant and Beneficiary, provided allocations are made to such subaccounts in the manner described in Article IV of the Plan.  “Account” shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

1.3 Active Participant

 shall mean, for any Plan Year (or any portion thereof), any Covered Employee who has been admitted to, and not removed from, active participation since the last date his employment commenced or recommenced.

1.4 Administrative Committee

 shall mean the committee designated by the Board which shall act on behalf of the Controlling Company to administer the Plan; provided, the Controlling Company may act in lieu of the Administrative Committee as it deems appropriate or desirable.

1.5 Affiliate

 shall mean any corporation or other entity that is required to be aggregated with the Controlling Company under Code §§414(b) or (c).  Notwithstanding the foregoing, for purposes of determining whether a Separation from Service has occurred, the term “Affiliate” shall include the Controlling Company and all entities that would be treated as a single employer with the Controlling Company under Code §§414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

1.6 Aggregated Arrangements

 shall mean the Plan and any other plan that that would be considered as a single plan with the Plan under Code §409A and applicable guidance issued thereunder.

1.7 Before-Tax Account

 shall mean the separate subaccount(s) established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Plan attributable to his Before-Tax Contributions.

1.8 Before-Tax Contributions

 shall mean the amounts deferred under the Plan at the election of Participants, all pursuant to the terms of Section 3.1(a).

1.9 Beneficiary

 shall mean the person(s) designated in accordance with Section 7.4 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

1.10 Board

 shall mean the board of directors of the Controlling Company.  A reference to the board of directors of any other Participating Company shall specify it as such.

1.11 Bonus

 shall mean an annual bonus payable under the terms of the AGL Resources Inc. Annual Incentive Plan (or its successor plan) or any other annual bonus plan sponsored by a Participating Company, as well as any other cash bonus paid by a Participating Company on a regular, periodic basis, such as a quarterly, monthly or semi-annual bonus.  For clarity, the term “Bonus” shall not include retention bonuses, even if they are paid on a periodic basis.

1.12 Bonus Compensation

 shall mean that portion of a Participant’s Compensation that is attributable to a Bonus.

1.13 Bonus Deferral Election

 shall mean a written, electronic or other form of election permitted by the Administrative Committee, made by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his Bonus earned during a Plan Year and to contribute such withheld amount to the Plan as a Before-Tax Contribution, all as provided in Section 3.1.

1.14 Break in Service

 shall mean, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service shall not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan.  A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs.

For purposes of determining whether or not an Employee has incurred a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in (i), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this Section shall not exceed 501 hours.  Hours of Service so credited shall be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service shall be credited to the Employee in the immediately following year.  No Hour of Service shall be credited due to Maternity or Paternity Leave as described in this Section unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave.  The Administrative Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

As used in this Section, the term “year” shall mean the same 12-month period as forms the basis for determining a Year of Vesting Service.

1.15 Change in Control

 shall mean the earliest of the following to occur:

(a)           The date any one person, or more that one person acting as a group (as determined under Treasury Regulations §1.409A-3(i)(5)(v)(B), a “Group”), acquires ownership of stock of the Controlling Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Controlling Company.  If any one person or Group is considered to own more than 50% of the total fair market value or total voting power of the Controlling Company, the acquisition of additional control of the Controlling Company by the same person or Group is not considered to cause a Change in Control of the Controlling Company;

(b)           The date any one person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Controlling Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Controlling Company;

(c)           The date a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election; or

(d)           The date that any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Controlling Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all assets of the Controlling Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Controlling Company, or the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is intended that there will be a Change in Control under this Plan only to the extent such event or transaction would constitute a “change in control event” as such term is defined in Treasury Regulations §1.409A-3(i)(5) and thus the provisions of the definition of Change in Control shall be applied and interpreted consistent with the provisions of such Treasury Regulation, as amended from time to time; recognizing however, that the definition of Change in Control in this Plan may be more restrictive in certain respects than the definition contained in Treasury Regulations §1.409A-3(i)(5).

1.16 Code

 shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

1.17 Company Stock

 shall mean the common stock of the Controlling Company.  As of the Effective Date, the term “Company Stock” shall mean the $5.00 par value common stock of AGL Resources Inc.

1.18 Compensation

 shall mean, for any Plan Year:

(a)           Such Participant’s base salary (not including overtime or other premiums); plus

(b)           Such Participant’s commissions and Bonuses.

Compensation payable after the last day of the Plan Year for services performed during the final payroll period described in Code §3401(b) containing the last day of the Plan Year shall be treated as Compensation for services performed in the Plan Year during which such payroll period ends.

1.19 Contributions

 shall mean, individually or collectively, the Before-Tax and Matching Contributions permitted under the Plan.

1.20 Controlling Company

 shall mean AGL Resources Inc., a Georgia corporation, with its principal office in Atlanta, Georgia, and its successors.

1.21 Covered Employee

 shall mean any Employee of a Participating Company who (i) as of his initial Entry Date or as of the December 1 immediately preceding a subsequent Plan Year, had an annual base salary in an amount equal to or in excess of the compensation limit designated by the IRS for determining “highly compensated employee” under Code §414(q)(l)(C) plus $10,000 (for example, the 2009 IRS limit for eligibility for the 2009 Plan Year is $110,000 plus $10,000 = $120,000); and (ii) is not a “leased employee” as defined in Code §414(n).

1.22 Deferral Election

 shall mean a written, electronic or other form of election permitted by the Administrative Committee and made by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his Compensation, except for his Bonus, from his paychecks and to contribute such withheld amount to the Plan as a Before-Tax Contribution, all as provided in Section 3.1.

1.23 Disabled

 shall mean that a Participant is (i) wholly prevented from engaging in any substantially gainful activity by reason of a medically-determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, and (ii) either determined eligible to receive long-term disability benefits from a Participating Company’s long-term disability plan, or, if no such plan exists, determined by the Administrative Committee in its sole discretion to meet the definition of “disabled” under the Controlling Company’s long-term disability plan.

1.24 Effective Date

 shall mean January 1, 2009, the date that this amendment and restatement of the Plan shall be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” shall control.  The Plan was initially adopted effective as of July 1, 1995.

1.25 Employee

 shall mean any individual who is employed by a Participating Company (including officers, but excluding directors who are not officers or otherwise employees) and shall include leased employees of a Participating Company within the meaning of Code §4l4(n).  Notwithstanding the foregoing, if leased employees constitute 20% or less of a Participating Company’s non-highly compensated work force within the meaning of Code §4l4(n)(5)(C)(ii), the term “Employee” shall not include those leased employees covered by a plan described in Code §4l4(n)(5)(B).

1.26 Entry Date

        shall mean each business day during which the Plan remains in effect

1.27 Hour of Service

 shall mean the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

(a)           (1)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

(2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

(A) No more than 501 Hours of Service shall be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an employee of an Affiliate (whether or not such period occurs in a single computation period);

(B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an employee of an Affiliate shall not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(C) Hours of Service shall not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (2), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service shall not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) shall be subject to the limitations set forth in that subsection.

(b)           Each Employee for whom an Affiliate does not keep records of actual Hours of Service and each Employee for whom the Administrative Committee elects to apply this provision shall be credited, in accordance with this Section and applicable regulations promulgated by the Department of Labor, with 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service.

(c)           The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change shall be effective as to any Plan Year for which allocations have been made pursuant to Article IV at the time such change is made; and, provided further, Hours of Service shall be credited and determined in compliance with Department of Labor Regulation §2530.200b-2(b) and (c); 29 CFR Part 2530, as may be amended from time to time; or such other federal regulations as may from time to time be applicable.

(d)           For purposes of this Section, a “computation period” shall mean the 12-month period that forms the basis for determining an Employee’s Years of Vesting Service.

1.28 Investment Committee

 shall mean the committee which is appointed by and acts on behalf of the Controlling Company with respect to making and effecting investment decisions, all as provided in Article V.  The Controlling Company may act in lieu of the Investment Committee as it deems appropriate or desirable.

1.29 Investment Fund or Funds

 shall generally mean the investment fund or funds established for investment of Accounts under the Plan, as described in Section 5.2(d).

1.30 Key Employee

 shall mean a Participant who meets the requirements to be considered a “specified employee” as defined in Code §409A as of: (i) for a Participant who Separates from Service on or after the first day of a calendar year and before April 1 of such calendar year, the December 31 of the second calendar year preceding the calendar year in which such Participant Separates from Service; or (ii) for any other Participant, the preceding December 31.  Generally, a “specified employee” is an employee of any Affiliate who, at the time specified above, is one of the 50 highest paid officers having an annual compensation greater than $130,000, a 5% owner or a 1% owner having annual compensation greater than $150,000.  For purposes of identifying Key Employees, the Participant’s compensation shall mean all of the items listed in Treasury Regulations §1.415(c)-2(b) (which are described in subsection (a) below), excluding all of the items listed in Treasury Regulations §1.415(c)-2(c) (which are described in subsection (b) below):

(a) Included Compensation Items for Determining Key Employees

.

(1) Wages, salaries, fees for professional services and other amounts received (cash or non-cash) for personal services, to the extent that the amounts are includible in gross income, plus 401(k), cafeteria plan or qualified transportation contributions.  These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances;

(2) Medical benefits includible in the Employee’s gross income;

(3) Amounts paid or reimbursed by an Affiliate for moving expenses that are not deductible;

(4) The value of a nonqualified stock option that is includible in the gross income of the Employee when granted;

(5) The amount included in an Employee’s income upon making an election under Code §83(b);

(6) Amounts includible in the Employee’s income under Code §409A; and

(7) Amounts includible in the Employee’s income because they are constructively received by the Employee.

(b) Excluded Compensation Items for Determining Key Employees

.

(1) Contributions to a deferred compensation plan that are not includible in gross income (other than 401(k) elective deferrals);

(2) Distributions from a deferred compensation plan;

(3) Amounts realized from the exercise of a nonstatutory stock option;

(4) Amounts includible in income when restricted stock or other property vests;

(5) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(6) Other amounts that receive special tax benefits, such as premiums for group term life insurance; and

(7) Other items similar to the above.

1.31 Leave of Absence

 shall mean an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.  Among other things, a Leave of Absence shall be granted to an Employee:

(a)           who leaves the service of an Affiliate, voluntarily or involuntarily, to enter the Armed Forces of the United States; provided, (i) the Employee is legally entitled to reemployment under the veteran’s reemployment rights provisions as codified at 38 U.S.C. §2021, et seq., its predecessors and successors; and (ii) the Employee applies for and reenters service with an Affiliate within the time, in the manner and under the conditions prescribed by law;

(b)           for any time such Employee is drawing workers’ compensation benefits or is sick, disabled or incapacitated, if he is thereby precluded from properly performing his assigned duties for a temporary period of time; and

(c)           under such other circumstances as the Administrative Committee shall determine are fair, reasonable and equitable as applied uniformly among Employees under similar circumstances.

1.32 Matching Account

 shall mean the separate subaccount(s) established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Plan attributable to Matching Contributions.

1.33 Matching Contributions

 shall mean the amounts paid by each Participating Company as a match to Participants’ Before-Tax Contributions, all pursuant to the terms of Section 3.2.

1.34 Maternity or Paternity Leave

 shall mean any period during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

1.35 Normal Retirement Age

 shall mean age 65.

1.36 Participant

 shall mean any person who has an Account under the Plan.

1.37 Participating Company

 shall mean the Controlling Company and all Affiliates which have adopted or hereafter may adopt the Plan for the benefit of their employees and which continue to participate in the Plan, all as provided in Section 10.3.

1.38 Performance-Based Bonus

 shall mean any bonus or award the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months.  For a Bonus to be performance-based with respect to a Participant’s Bonus Deferral Election, the following requirements must be met:

(a)           The performance criteria must be established in writing no later than 90 days after the beginning of the applicable “performance period”;

(b)           The outcome of the performance criteria must be substantially uncertain when the criteria are established;

(c)           No portion of the Bonus that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria are established, shall be considered a Performance-Based Bonus;

(d)           A Performance-Based Bonus shall not include payments based upon subjective performance criteria unless:

(1) the subjective performance criteria are bona fide and relate to the Participant’s performance, the performance of a group of employees that includes the Participant, or the performance of a business unit for which the Participant provides services (which may include all Affiliates); and

(2) the determination that any subjective performance criteria have been met is not made by the Participant or a family member of the Participant (as defined in Code §267(c)(4), applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or such a family member, and no amount of the compensation of the person making such determination is effectively controlled in whole or in part by the Participant or such a family member.

A Performance-Based Bonus that otherwise meets the above criteria may provide for payment regardless of satisfaction of the performance criteria upon the Participant’s death, disability (defined as a medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months), or a change in control event (as defined in Treasury Regulations §1.409A-3(i)(5)(i)).  Any amount that actually becomes payable upon such events without regard to the satisfaction of the performance criteria will not be considered a Performance-Based Bonus to which an election under Section 3.1(b)(1)(C) may apply.

1.39 Plan

 shall mean the AGL Resources Inc. Nonqualified Savings Plan as contained herein and all amendments thereto.  The Plan is intended to be an unfunded nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees.

1.40 Plan Year

 shall mean each 12-month period beginning on January 1 and ending on December 31.

1.41 Retirement Savings Plus Plan or RSP

 shall mean the AGL Resources Inc. Retirement Savings Plus Plan, as it may be amended from time to time.

1.42 Separate from Service or Separation from Service

 shall mean that a Participant separates from service with the Controlling Company and its Affiliates as defined in Code §409A and guidance issued thereunder.  Generally, a Participant Separates from Service if the Participant dies, retires or otherwise has a termination of employment with all Affiliates, determined in accordance with the following:

(a) Leaves of Absence

.  The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 6 months, or, if longer, so long as the Participant retains a right to reemployment with an Affiliate under an applicable statute or by contract.  A leave of absence constitutes a bona fide leave of absence only while there is a reasonable expectation that the Participant will return to perform services for an Affiliate.  If the period of leave exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such 6-month period.  Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 6 months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence shall be substituted for such 6-month period.

(b) Status Change

.  Generally, if a Participant performs services both as an employee and an independent contractor, such Participant must Separate from Service both as an employee, and as an independent contractor pursuant to standards set forth in Treasury Regulations, to be treated as having a Separation from Service.  However, if a Participant provides services to Affiliates as an employee and as a member of the Board of Directors, the services provided as a director are not taken into account in determining whether the Participant has a Separation from Service as an employee for purposes of this Plan.

(c) Termination of Employment

.  Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliates and the Participant reasonably anticipate that (i) no further services will be performed after a certain date, or (ii) the level of bona fide services the Participant will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to all Affiliates if the Participant has been providing services to all Affiliates less than 36 months).  Facts and circumstances to be considered in making this determination include, but are not limited to, whether the Participant continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly situated service providers have been treated consistently, and whether the Participant is permitted, and realistically available, to perform services for other service recipients in the same line of business.  For periods during which a Participant is on a paid bona fide leave of absence and has not otherwise terminated employment as described in subsection (a) above, for purposes of this subsection the Participant is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which a Participant is on an unpaid bona fide leave of absence and has not otherwise terminated employment are disregarded for purposes of this subsection (including for purposes of determining the applicable 36-month (or shorter) period).

1.43 Spouse or Surviving Spouse

 shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides.  The determination of a Participant’s Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant’s death.

1.44 Trust or Trust Agreement

 shall mean a separate agreement between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

1.45 Trustee

 shall mean the party or parties so designated from time to time pursuant to the Trust Agreement.

1.46 Trust Fund

 shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

1.47 Valuation Date

 shall mean each business day on which the fair market value of the accounts under the Plan are determined.

1.48 Year of Vesting Service

 shall mean a Plan Year during which an Employee completes no less than 1,000 Hours of Service; provided:

(a)           Years of Vesting Service completed prior to a period in which the Participant incurred 5 or more consecutive Breaks in Service shall be disregarded under the Plan if the Participant had no vested interest in his Account at the time the first such Break in Service commenced and the number of such consecutive Breaks in Service equals or exceeds the number of his prior Years of Vesting Service;

(b)           Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service; and

(c)           For purposes of this Section, employment with an Affiliate shall be considered employment with the Controlling Company, and in the case of a leased employee (within the meaning of Code §414(n)) of any Affiliate, such leased employee shall be considered as being a leased employee of the Controlling Company.

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ARTICLE II

ELIGIBILITY

2.1 Initial Eligibility Requirements

.

(a) General Rule

.  Except as provided in subsection (b) and Section 2.3(a) hereof, each Covered Employee shall first become eligible to make contributions under the Plan as of the Entry Date coincident with or next following the date of (i) such Covered Employee’s attainment of age 21, and (ii) completion of thirty (30) days of employment as a Covered Employee, provided he is a Covered Employee on such date.

(b) New Participating Companies

.  Each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall first become eligible to make contributions under the Plan as of the business day coincident with or next following the later of such Participating Company’s commencement of participation in the Plan, or such Covered Employee’s attainment of age 21 and completion of thirty (30) days of employment with such Participating Company, subject to Section 2.3(a).

2.2 Subsequent Eligibility Requirements

.

Each Covered Employee shall be eligible to make contributions under the Plan for each Plan Year following the Plan Year in which the Covered Employee first became eligible to make contributions under the Plan, if such Covered Employee satisfies the compensation requirements for Covered Employees as of the December 1 immediately preceding the first day of such subsequent Plan Year.

2.3 Treatment of Interruptions of Service

.

(a) Leave of Absence

.  If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 but is on a Leave of Absence on the Entry Date on which he otherwise would have become an Active Participant, he shall become an Active Participant as of the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence.

(b) Reparticipation Upon Reemployment

.  If an Active Participant Separates from Service with a Participating Company (and all other Participating Companies), his active participation in the Plan shall cease as provided in Section 3.1(b)(2), and he again shall become an Active Participant as of the day he is reemployed as a Covered Employee, regardless of whether he has received a distribution of his Account balance under the Plan at the time of his reemployment.  Upon return to service with a Participating Company, such Active Participant’s deferrals shall be governed by the provisions of Section 3.1(b) regarding election timing rules and reinstatement of elections if the Participant is rehired during the same Plan Year in which he Separated from Service.  However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

2.4 Change in Status

.

If an Active Participant does not meet the compensation requirements for Covered Employees as of the December 1 immediately preceding the first day of any Plan Year, he shall continue to be a Participant until he no longer has an Account under the Plan and may again become an Active Participant in the Plan if, as of the December 1 immediately preceding the first day of a Plan Year, he meets the compensation requirements for Covered Employees.

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ARTICLE III

CONTRIBUTIONS

3.1 Before-Tax Contributions

.

(a) Before-Tax Contributions

.  Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for (i) each payroll period for which such Active Participant has a Deferral Election in effect with such Participating Company, and (ii) each payment of a Bonus for which such Active Participant has a Bonus Deferral Election in effect with such Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election or Bonus Deferral Election, as applicable.  The amount of the Before-Tax Contribution shall be determined in percentage increments of such Active Participant’s Compensation for each payroll period or Bonus payment.

(b) Deferral Elections

.  Each Active Participant who desires that his Participating Company make a Before-Tax Contribution on his behalf shall complete and deliver to the Participating Company (or its designee) a Deferral Election.  Such Deferral Election shall provide for the reduction of his Compensation other than Bonuses earned in each Plan Year for which the Deferral Election is applicable, up to a maximum of 75% of his Compensation excluding Bonuses.  In addition, an Active Participant may make a Bonus Deferral Election providing for the reduction of the Participant’s Bonus Compensation earned during the Plan Year, up to a maximum of 100% of his Bonus Compensation.  Any percentage election shall be applied to the Participant’s gross Bonus without reduction for any FICA Tax or pre-tax RSP deferrals subject to the contribution restrictions under Code §402(g) applicable to the Bonus, but the deferral amount shall be deducted after any FICA Tax applicable to the Bonus and other tax withholding related to the amount of such FICA Taxes as permitted under Code §409A, and after any pre-tax RSP deferrals subject to the contribution restrictions under Code §402(g) deducted from the Bonus, and shall not exceed the remaining amount of the Bonus after reduction for FICA Taxes, such related tax withholding and such RSP deferrals.  The Administrative Committee, in its sole discretion, shall prescribe the form of all Deferral Elections and Bonus Deferral Elections and may prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections and Bonus Deferral Elections as it deems appropriate.  The following terms shall apply to Deferral Elections and Bonus Deferral Elections:

(1) Effective Date

.

(A) General

.  Except as provided in subsections (B) and (C) below, a Participant’s Deferral Election and Bonus Deferral Election with respect to Compensation payable for services performed during a Plan Year must be made on or before December 31 of the preceding calendar year.  If an Active Participant fails to submit an initial Deferral Election and/or Bonus Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent with respect to such election.

(B) Deferrals for New Participants

.  In the case of a Participant who is newly hired during a Plan Year and becomes eligible during such Plan Year to participate in the Plan, such Active Participant’s initial Deferral Election with a Participating Company must be made within 30 days after the date the Participant first becomes eligible to participate in the Plan.

(i) Any such Deferral Election shall be effective for the first payroll period which begins after the Deferral Election is made.

(ii) For clarity, the first Bonus Deferral Election may be made beginning January 1 following commencement of eligibility to participate in the Plan.

(iii) For purposes of eligibility for the 30-day election period in this subsection, participation in any Aggregated Arrangement shall be considered participation in the Plan.

(C) Bonus Deferrals

.  To the extent that the Administrative Committee has determined that the Bonus for a Plan Year qualifies as a Performance-Based Bonus, and permits an election under this subsection, a Participant’s Bonus Deferral Election must be made no later than the date that is 6 months before the end of the period over which the Bonus is earned (i.e., June 30 of such Plan Year).  In order to be eligible for the election deadline in this subsection, the Participant must perform services continuously from the later of the date the performance criteria for the Bonus are established or the first day of the performance period (i.e., January 1 for a calendar year bonus) until the date the Participant makes such Bonus Deferral Election.  Furthermore, if all or a portion of the Performance-Based Bonus is “readily ascertainable” on the date the Participant makes a Bonus Deferral Election under this subsection, the Participant’s Bonus Deferral Election under this subsection shall apply only to the portion of such bonus or award that is not then “readily ascertainable,” if any.  The determination of when an amount of compensation is considered to be “readily ascertainable” shall be made pursuant to guidance issued under Code §409A, which generally provides that compensation is “readily ascertainable” when the amount is first both calculable and substantially certain to be paid.

(2) Terms, Modification and Revocation

.  A Participant may change his Deferral Election and/or Bonus Deferral Election for the Plan Year any time prior to the deadline specified in subsection (b)(1)(A) above, subject to any restrictions or procedures determined by the Administrative Committee, but may not make any changes to his Deferral Election after making an election under subsection (b)(1)(B) above.  In the event that the Administrative Committee permits a Bonus Deferral Election to be made under subsection (b)(1)(C) above, the Participant may change his Bonus Deferral Election any time prior to the deadline specified in subsection (b)(1)(C), but not after any earlier deadline established by the Administrative Committee.  Upon the applicable deadline, each Participant’s Deferral Election and/or Bonus Deferral Election, or failure to elect, shall become irrevocable for the Plan Year except as provided under this subsection (2).  A Participating Company may terminate an Active Participant’s Deferral Election and/or Bonus Deferral Election as permitted under Code §409A, including (i) upon his receipt of a hardship withdrawal as provided in Section 7.5 of the Plan, and (ii) no later than the end of the calendar year or the 15th day of the third calendar month, whichever is later, following the date the Active Participant incurs a disability (defined for this purpose as a medically determinable physical or mental impairment resulting in the Active Participant’s inability to perform the duties of his or her position or any substantially similar position, which can be expected to result in death or to last for a continuous period of at least 6 months).  An Active Participant shall not have a direct or indirect election as to whether the Participating Company’s discretion under the preceding sentence will be exercised.  An Active Participant may make a new Deferral Election and/or Bonus Deferral Election prior to the beginning of a Plan Year for Before-Tax Contributions attributable to services performed during that Plan Year.  Otherwise, each Active Participant’s Deferral Election and Bonus Deferral Election shall remain in effect from year to year in accordance with its original terms until its modification or termination in accordance with the terms of this subsection.  Upon an Active Participant’s Separation from Service, his Deferral Election shall remain in effect through the end of the then-current Plan Year, and his Bonus Deferral Election shall apply to the Bonus(es) (if any) earned for the then-current Plan Year; however, if he does not return to employment with the Affiliates before the end of the Plan Year in which he Separated from Service, his Deferral Election and Bonus Deferral Election shall be cancelled after the Plan Year in which such Separation from Service occurs (so that if the Participant is later rehired, he will have to make new elections in accordance with the timing rules of subsection (b)(1)).

3.2 Matching Contributions

.

(a)           For each Active Participant (other than those described in subsection (b) hereof) on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to the difference between (A) 65% of the Participant’s Before-Tax Contributions that do not exceed 8% of the Participant’s Compensation, and (B) the maximum matching contribution an Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(b)           For each Active Participant who is eligible to accrue benefits under Section 4.6(a)(1) of the AGL Resources Inc. Retirement Plan, on whose behalf a Participating Company has made any Before-Tax Contributions to the Plan for the Plan Year, such Participating Company shall make a Matching Contribution equal to the difference between (A) 65% of the Participant’s Before-Tax Contributions that do not exceed 6% of the Participant’s Compensation, and (B) the maximum matching contribution an Active Participant could receive under the RSP for such Plan Year (without regard to whether the Active Participant actually receives such maximum matching contribution).

(c)           Matching Contributions shall be made to the Plan once each year within the period of two months following the last day of each Plan Year.

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NONQUALIFIED SAVINGS PLAN

ARTICLE IV

PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATION

4.1 Establishment of Participants’ Accounts

.

To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts.  The subaccounts shall include Before-Tax and Matching Accounts, and such other subaccounts as the Administrative Committee shall deem appropriate or helpful.  Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on deemed investment of such Accounts.  Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

4.2 Allocation and Crediting of Before-Tax and Matching Contributions

.

As of each Valuation Date coinciding with or immediately following the date on which Before-Tax and Matching Contributions are made on behalf of an Active Participant, such Contributions shall be allocated and credited directly to the appropriate Before-Tax and Matching Accounts, respectively, of such Active Participant.

4.3 Allocation and Crediting of Investment Experience

.

As of each Valuation Date, the Administrative Committee shall credit to each Participant’s Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date, based on the investments applicable to the Participant’s Account pursuant to the terms of Section 5.3.

4.4 Notice to Participants of Account Balances

.

At least once for each Plan Year, the Administrative Committee shall cause a statement of a Participant’s Account balance to be distributed to the Participant.

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NONQUALIFIED SAVINGS PLAN

ARTICLE V

INVESTMENT OF ACCOUNTS

5.1 Establishment of Trust Fund

.

(a) Rabbi Trust

.  The Controlling Company has established a Trust Fund to hold assets to pay benefits under the Plan.  Contributions may be paid over to the Trustee to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust Agreement.  The Trust Fund shall exist under an agreement constituting a “rabbi trust” agreement, under which all assets of the Trust Fund shall be considered to be subject to the general creditors of the Controlling Company, and all Plan participants shall be unsecured creditors under such Trust Agreement.  In the event that no Trust Fund exists, or to the extent the Trust Fund is inadequate to pay all benefits under the Plan, benefits shall be payable from the general assets of the Controlling Company.

(b) Trust Required Upon Change in Control

.  Upon a Change in Control of the Controlling Company, the Controlling Company must within ten (10) business days after such Change in Control establish and fully fund a rabbi trust (if and to the extent such a fully funded rabbi trust does not already exist) to pay all benefits accrued by Participants through that date under the Plan.  Further, upon a Change of Control, an entity other than the Controlling Company, a Participating Company, any Affiliate or any Employee, officer or director of such companies shall be named by the Board as Trustee of the rabbi trust.  This subsection of the Plan shall be irrevocable and may not be amended by the Controlling Company or any other company after the effective date of the Plan (unless required by law).

(c) No Funding During Restricted Period

.  Notwithstanding anything in the Plan to the contrary, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code §83 pursuant to Code §409A(b).

5.2 Investment Funds.

To the extent a Trust Fund is established, the following provisions shall apply:

(a) Composition of Investment Committee

.  The Investment Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.  The Board shall have the right to remove any member of the Investment Committee at any time.  A member may resign at any time by written resignation to the Board.  If a vacancy in the Investment Committee should occur, a successor may be appointed by the Board.

(b) Investment Committee Procedures

.  The Investment Committee may elect a Chairman and a Secretary from among its members.  The Investment Committee shall act by majority vote.  Its members shall serve as such without compensation.  All acts and determinations of the Investment Committee shall be duly recorded by its Secretary or under his supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

(c) Investment Committee Powers and Duties

.  In addition to those powers set forth elsewhere in the Plan, the Investment Committee shall carry out the Controlling Company’s responsibility and authority:

(1) To appoint one or more persons to serve as investment manager with respect to all or part of the Trust Fund assets;

(2) To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;

(3) To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee; and

(4) To direct the Trustee regarding the investments and investment funds available under the Plan.

(d) Investment of Plan Contributions

.  All Contributions to the Plan shall be invested in the following manner:

(1) Named Investment Funds

.  In accordance with instructions from the Investment Committee and the terms of the Plan, one or more of the Investment Funds established under the Retirement Savings Plus Plan shall be established for the investment of Accounts under the Plan.

(2) Other Investment Funds

.  At the direction of the Investment Committee, other Investment Funds, in addition to or in lieu of the Investment Funds described herein, shall be established for the investment of Accounts under the Plan which may include, for example, other income funds or equity funds.  Such other Investment Funds shall be established without necessity of amendment to the Plan or the Trust and shall have the investment objectives prescribed by the Investment Committee.  Such other Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may direct.

(3) Reinvestment of Cash Earnings

.  Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions for fractional shares of Company Stock or to pay Plan or Trust expenses) shall be reinvested in such Investment Fund.

5.3 Investment Procedures

.

Each Participant or Beneficiary generally may direct the manner in which his Account shall be invested in and among the Investment Funds; provided, however, that the Investment Committee shall have sole discretion as to investment of a Participant’s or Beneficiary’s Account and may refuse to follow a Participant’s or Beneficiary’s investment directions.  A Participant’s or Beneficiary’s investment directions shall be made in accordance with the following terms:

(a) Investment of Future Contributions

.  Except as otherwise provided in this Section, each Participant may elect, on a form provided by or any other means specified by the Administrative Committee, the percentage of his future Before-Tax and Matching Contributions that will be deemed invested in each Investment Fund.  An initial election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to all Before-Tax and Matching Contributions attributable to payroll periods ending after such date.  Such Participants may make subsequent elections on a daily basis as provided by the Administrative Committee.  Any election made pursuant to this subsection with respect to future Before-Tax and Matching Contributions shall remain effective until changed by such Participant.  In the event a Participant fails to make an investment election or a Participant’s election form is incomplete or insufficient in some manner, the Participant’s future Before-Tax Contributions will be invested in the default investment provided for the RSP.

(b) Investment of Existing Account Balances

.  Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, the percentage of his existing Accounts that will be deemed invested in each Investment Fund.  Such Participant or Beneficiary may make such elections on a daily basis as provided by the Administrative Committee.  Each such election shall apply to such Participant’s or Beneficiary’s Account balance as of the date of such election, and shall remain in effect until changed by such Participant or Beneficiary.  In the event a Participant fails to make an election for his existing Accounts pursuant to the terms of this subsection which is separate from his election made for his future Before-Tax and Matching Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s investment election form is incomplete or insufficient in some manner, the Participant’s existing Accounts will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Accounts.  The Company may bear the cost of changes to investment of existing Account balances, or the Administrative Committee may determine at its discretion to charge a reasonable surcharge for changes to investment of existing Account balances, and deduct such surcharge from the Participant’s Account balance; provided, no other benefit or payment to the Participant shall be increased or decreased in connection with the imposition of, or failure to impose, a surcharge under this provision.

(c) Conditions Applicable to Elections

.  Allocations of investments in the various Investment Funds, as described in subsections (a) and (b) hereof, shall be made in even multiples of 1% as directed by the Participant or Beneficiary.  The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections.  Such procedures may include, but are not limited to, the format of the election forms, the deadline for filing elections and the effective date of such elections; provided, elections must be permitted at least once every 3 months.  Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

(d) Compliance with Securities Exchange Commission Rule 16b-3

.  Notwithstanding any other provisions of the Plan, the Administrative Committee shall take any and all actions as may be necessary with regard to investment directions made by Participants who are deemed to be “insiders” of the Controlling Company under the terms of the 1934 Act, in order to meet the requirements of Rule 16b-3 and regulations promulgated thereunder.

5.4 Acquisition of Company Stock

.

(a) In General

.  To the extent that Contributions and investment earnings on Company Stock are paid in cash, the Trustee shall effect purchases of Company Stock in compliance with all applicable securities laws, and in its sole discretion, may purchase Company Stock in the open market and/or in privately negotiated transactions with holders of Company Stock and/or the Controlling Company.  All purchases of Company Stock by the Trust will be made at a price or prices which do not exceed the fair market value of such Company Stock as of the date of the purchase.

(b) Stock Rights, Warrants or Options

.  In the event any rights, warrants or options are issued on Company Stock, the Trustee may exercise them for the acquisition of additional Company Stock, to the extent that cash is then available and allocable to the Company Stock fund.  Any Company Stock acquired in this fashion will be treated as Company Stock bought by the Trustee for the net price paid.  Any rights, warrants or options on Company Stock which cannot be exercised for lack of available cash may be sold by the Trustee (provided the sale thereof is reasonably practicable), and the proceeds of such a sale shall be treated as a current cash dividend received on Company Stock.

5.5 Value of Assets

.

For purposes under the Plan for which the value of assets must be determined, the value of such assets shall be the fair market value.  For purposes of purchasing or selling Company Stock through an exchange on any day, the fair market value per share of such stock on such day shall be the price of the stock on the New York Stock Exchange at the time of the purchase or sale.  For all other purposes under the Plan, the fair market value per share of the Company Stock on any particular day shall be the closing price of such Company Stock as reported on the New York Stock Exchange Composite Transaction listing on the day preceding the particular day in question.  If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular day, the fair market value of such stock shall be determined as of the nearest preceding day on which such fair market value can be ascertained pursuant to the terms hereof.

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NONQUALIFIED SAVINGS PLAN

ARTICLE VI

VESTING IN ACCOUNTS

6.1 General Vesting Rule

.

All Participants shall at all times be fully vested in their Before-Tax Account.  Except as provided in Section 6.2, the Matching Account of a Participant shall vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account

Less than 1 Year	None
1 Year, but less than 2	50%
2 Years, but less than 3	75%
3 Years or more	100%

6.2 Vesting Upon Other Occurrences

.

Notwithstanding Section 6.1, a Participant’s Matching Account shall become 100% vested and nonforfeitable upon the occurrence of any of the following events that occurs while the Participant is still employed as an employee of any Affiliate:

(a)           The Participant’s attainment of Normal Retirement Age;

(b)           The Participant’s death; or

(c)           The Participant’s becoming Disabled.

6.3 Timing of Forfeitures

.

If a Participant who is not yet 100% vested in his Matching Account Separates from Service with all Affiliates, the nonvested amount in his Matching Account shall be immediately forfeited.  If such a Participant resumes employment with an Affiliate, such forfeited amount shall not be restored.

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NONQUALIFIED SAVINGS PLAN

ARTICLE VII

PAYMENT OF BENEFITS

7.1 Amount of Benefit Payments

.

Payment of a benefit amount from a Participant’s Account shall be calculated by determining the vested amount credited to the Participant’s Account, determined as of the Valuation Date on which the distribution is processed.  For purposes of this subsection, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

7.2 Timing and Form of Distribution

.

(a) Timing of Distributions

.  Except as provided in Section 7.4 and subsection (c)(2) hereof, a Participant’s Account shall be distributed (or payments shall commence, in the case of payment in a form other than lump sum) in the next calendar year following the date the Participant Separates from Service; provided, in the case of a Participant who is a Key Employee on the date he Separates from Service, no payment shall be made earlier than 6 months after the date the Participant Separates from Service.  Any payment that would otherwise have been made during such 6-month period shall be accumulated and paid on the first day of the seventh month after the date of the Participant’s Separation from Service.

(b) Form of Distribution

.

(1) Single-Sum Payment

.  Except as provided in subsections (b)(2) and (c) hereof, a Participant’s Account shall be distributed in the form of a single lump-sum payment.

(2) Alternative Forms of Payment

.

(A) Election of Alternative Payment Form

.  A Participant may elect to receive distribution of his Account in the form of:

(i) A single lump-sum payment,

(ii) Up to 10 annual installments, or

(iii) A single lump-sum payment followed by up to 10 annual installments.

An election to receive installment payments shall be treated as entitlement to a single payment, and an election to receive a lump sum and installments shall be treated as two separate payments, the lump sum being a single payment and all installments together being a single payment (see subsections (c)(2) and (c)(3)).

(B) Timing of Election

.  An election under subsection (A) must be made (i) in the case of a Participant who makes a Deferral Election under Section 3.1(b)(1)(B), at the same time the Participant makes his first Deferral Election; or (ii) in all other cases, on or before December 31 of the calendar year prior to the first Plan Year in which the Participant’s first Deferral Election or Bonus Deferral Election becomes effective.  Notwithstanding the foregoing, if the Participant made an election regarding the form of payment before January 1, 2009, such election shall apply in accordance with transition rules under Code §409A.

(C) Installment Payments

.  The installment payments shall be made in substantially equal annual installments over a period of not less than 2 years and not more than 10 years (adjusted for earnings between payments in the manner described in Section 4.3), beginning in (i) the year of commencement of distributions as provided in subsections (a) and (c)(2), in the case of an election to receive only installment payments, or (ii) the next calendar year following the initial lump-sum payment, in the case of an election to receive a single lump-sum payment followed by up to 10 annual installments.  The number of annual installment payments elected by the Participant shall be specified at the time the Participant makes the election to receive installment payments.  Each annual installment payment shall be equal to the vested balance of the Participant’s Account on the payment date, divided by the number of installment payments remaining as of the payment date.

(c) Modifications of Form and Timing

.

(1) Availability of Election

.  A Participant may make one election to:

(A) Change from a single lump sum payment to either (i) up to 10 annual installments or (ii) a partial lump sum followed by up to 10 annual installments, each as described in subsection (b)(2);

(B) Change the number of installments previously elected;

(C) Change from installments to (i) a lump sum or (ii) a partial lump sum followed by up to 10 annual installments as described in subsection (b)(2); or

(D) In the case of a Participant who originally elected a partial lump sum followed by installments, change:

(i) The lump sum to up to 10 annual installments as described in subsection (b)(2);

(ii) The installments to a lump sum;

(iii) The number of installments previously elected;

(iv) The combination of partial lump sum and installments to a single lump sum; or

(v) The combination of partial lump sum and installments to up to 10 annual installments as described in subsection (b)(2).

Any election under this subsection shall specify the number of installment payments elected, if any.

(2) Delay in Payment Date

.  In the event of an election under subsection (1), the payment that is changed shall be delayed to the fifth calendar year after the calendar year in which the payment would have been made (or begun, in the case of installments) prior to the election to change.

(3) Restrictions

.  Any election under this subsection (c) shall not take effect until 12 months after the date on which the election is made, and, if made within 12 months before the payment was scheduled to begin or be made under the previous payment terms, shall not be effective.  In the case of a payment that does not have an objectively determinable specified date within a calendar year for payment, such payment date is deemed to be January 1 of such calendar year for purposes of applying the rules of this subsection.

(d) Medium of Payment

.  All distributions shall be made in the form of cash.

(e) Cash-Out

.

(1) Discretionary Employee Deferral Cashout

.  Except as provided in subsection (5) below, if at any time a Participant’s Account balance attributable to his Before-Tax Contributions does not exceed the applicable dollar amount under Code §402(g)(1)(B), the Administrative Committee may elect, in its sole discretion, to pay the Participant’s entire Account balance attributable to Before-Tax Contributions in an immediate single-sum payment.  For purposes of determining the amount of Before-Tax Contributions in a Participant’s Account in order to apply this provision, any deferrals of compensation that the Participant has elected under this or any other nonqualified deferred compensation plan maintained by an Affiliate that is an “account balance plan” subject to Code §409A shall be considered as part of the Participant’s Account balance attributable to Before-Tax Contributions hereunder.

(2) Discretionary Cashout of Employer Contributions

.  Except as provided in subsection (5) below, if at any time a Participant’s Account balance, other than amounts attributable to Before-Tax Contributions, does not exceed the applicable dollar amount under Code §402(g)(1)(B), the Administrative Committee may elect, in its sole discretion, to pay such portion of the Participant’s Account balance in an immediate single-sum payment.  For purposes of determining the amount of a Participant’s Account other than Before-Tax Contributions in order to apply this provision, any deferrals of compensation other than Participant elective deferrals under this or any other nonqualified deferred compensation plan maintained by an Affiliate that is an “account balance plan” subject to Code §409A shall be considered as part of the Participant’s Account balance other than amounts attributable to Before-Tax Contributions hereunder.

(3) Documentation of Determination

.  Any exercise of the Administrative Committee’s discretion pursuant to subsections (1) and (2) shall be evidenced in writing no later than the date of the distribution.

(4) Mandatory Cash-Out

.  Subject to subsection (5) below, notwithstanding anything in a Participant’s election to the contrary, if a Participant’s total vested Account balance is less than $10,000 on the date of the Participant’s Separation from Service, such Participant’s Account shall be distributed in a single lump sum payment in the next calendar year following the date of the Participant’s Separation from Service.

(5) Six Month Delay for Key Employees

.  Notwithstanding the foregoing, to the extent provided by Code §409A, with respect to a Participant who is a Key Employee on the date he Separates from Service, no payment under this subsection (e) made on account of such Participant’s Separation from Service shall be made within 6 months after the date the Participant Separates from Service.

7.3 Change in Control

.

If a Participant Separates from Service during the 2-year period immediately following a “change in control event” as defined under Code §409A, such Participant’s Account shall be paid in a single lump sum, during the calendar year following the year in which the Participant Separates from Service (but not earlier than 6 months after the date the Participant Separates from Service, in the case of a Participant who is a Key Employee on the date he Separates from Service).  To the extent required by Code §409A, in the event of an election under Section 7.2(c)(1), the payment that is changed shall be delayed to the fifth calendar year after the calendar year in which the payment would have been made (or begun, in the case of installments) prior to the election to change.

7.4 Death Benefits

.

(a) General

.  If a Participant dies before full payment of his Account is made, the Participant’s Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the entire vested amount credited to such Participant’s Account.  The Account shall be distributed to such Beneficiary or Beneficiaries in the form of a single-sum payment during the next calendar year following the year of the Participant’s death.  The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.

(b) Designation of Beneficiary

.  Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine.  If any Participant dies prior to receiving his benefits under the Plan, his Account shall be changed to the name of such deceased Participant’s named or deemed Beneficiary or Beneficiaries.  In the event that:

(1) a Participant dies without designating a Beneficiary;

(2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary was designated by the Participant; or

(3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant.

7.5 Hardship Withdrawals

.

(a) Parameters of Hardship Withdrawals

.  A Participant may make a withdrawal on account of hardship from his vested Account.  For purposes of this subsection, a withdrawal will be on account of “hardship” only if it is necessary to respond to an “unforeseeable emergency” resulting in a severe financial need of the Participant.  A withdrawal based on financial hardship cannot exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).  Determinations of amounts reasonably necessary to satisfy the emergency need shall take into account any additional compensation that would become available to the Participant upon cancellation of the Participant’s Deferral Election and/or Bonus Deferral Election as provided in Section 3.l(b)(2).  The Administrative Committee shall make its determination, as to whether a Participant has suffered a severe financial need as a result of an unforeseeable emergency and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need, on the basis of all relevant facts and circumstances.

(b) Unforeseeable Emergency Definition

.  For purposes of this Section, an unforeseeable emergency is a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, the Participant’s dependent (as defined in Code §152(a)) or the Participant’s Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an unforeseeable emergency.  In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency.  Finally, the need to pay for the funeral expenses of a Spouse or a dependent (as defined in Code §152(a)) may also constitute an unforeseeable emergency.  Except as otherwise provided in this paragraph, the purchase of a home and the payment of college tuition are not unforeseeable emergencies.  Whether a Participant is faced with an unforeseeable emergency permitting a distribution under this Section is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.  However, the determination of amounts reasonably necessary to satisfy the emergency need shall not take into account any additional compensation that due to the hardship is available under this Plan or another nonqualified deferred compensation plan but has not actually been paid.

(c) Application for Hardship Withdrawal

.  All applications for hardship withdrawals shall be in writing on a form provided by the Administrative Committee and shall contain such information as the Administrative Committee may reasonably request.

(d) Payment of Withdrawal

.  The amount of a hardship withdrawal shall be paid to a Participant in a single sum in cash within 90 days after the date the Administrative Committee determines that a hardship exists.  If payment is made hereunder upon a hardship, it shall be so designated at the time of payment.

7.6 Taxes

.

(a) Amounts Payable Whether or Not Account is in Pay Status

.  If the whole or any part of any Participant’s or Beneficiary’s Account hereunder shall become subject to FICA Tax or any state, local or foreign tax obligations, which a Participating Company shall be required to pay or withhold prior to the time the Participant’s Account becomes payable hereunder, the Participating Company shall have the full power and authority to withhold and pay such tax and related taxes as permitted under Code §409A.

(b) Amounts Payable Only if Account is in Pay Status

.  If the whole or any part of any Participant’s or Beneficiary’s Account hereunder is subject to any taxes which a Participating Company shall be required to pay or withhold at the time the Account becomes payable hereunder, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property that the Participating Company holds for the account of the Participant or Beneficiary, excluding, except as permitted under Code §409A, any deferred amounts that are not then payable.

7.7 Offset of Account by Amounts Owed to the Company

.

Notwithstanding anything in the Plan to the contrary, the Administrative Committee may, in its sole discretion, offset any benefit payment or payments of a Participant’s or Beneficiary’s Account under the Plan by any amount owed by such Participant or Beneficiary (whether or not such obligation is related to the Plan) to any Affiliate; provided, no such offset will apply before the Account is otherwise payable under the Plan, unless the following requirements are satisfied: (i) the debt owed to the Affiliate was incurred in the ordinary course of the relationship between the Participant and the Affiliate, (ii) the entire amount of offset to which this sentence applies in a single taxable year does not exceed $5,000, and (iii) the offset occurs at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant or Beneficiary.

7.8 No Acceleration of Payments

.

Except as otherwise provided in this Section, no payment scheduled to be made under this Article may be accelerated.  Notwithstanding the foregoing, the Administrative Committee, in its sole discretion, may accelerate any payment scheduled to be made under this Article in accordance with Code §409A (for example, upon certain terminations of the Plan, to avoid certain conflicts of interest, upon receipt of a qualified domestic relations order or upon a failure to meet the requirements of Code §409A and related regulations); provided, a Participant may not elect whether his scheduled payment will be accelerated pursuant to this sentence.

AGL RESOURCES INC. Page
NONQUALIFIED SAVINGS PLAN

ARTICLE VIII

CLAIMS

8.1 Authorized Representative

.

A Participant or beneficiary may name an authorized representative to act on his behalf under the claims procedures of the Plan, by providing written documentation of such authorization in such form as is acceptable to the Administrative Committee.

8.2 Rights

.

If a Participant or beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits (collectively referred to herein as “claim” or “claims”), the claimant shall submit the claim in accordance with the procedures set forth in this Section.  All such claims must be submitted within the “applicable limitations period.”  The “applicable limitations period” shall be 2 years, beginning (i) in the case of any lump-sum payment, on the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, on the date on which the action complained of occurred.  Additionally, upon denial of an appeal pursuant to Section 8.4, a Participant or beneficiary shall have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

8.3 Initial Claim Procedure

.

Claims for benefits under the Plan may be made by submitting a written claim to the Administrative Committee clearly identified as a claim for benefits under the Plan, on forms or in such other written documents as the Administrative Committee may prescribe.  The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period.  In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse determination on review.

8.4 Appeal

.

Any Participant or beneficiary who has been denied a benefit shall be entitled, upon written request to the Administrative Committee, to appeal the denial of his claim.  The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal.  The request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 8.3.  The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 60-day period, and such extension shall not exceed one additional 60-day period.  If unfavorable, the notice of the decision shall explain the reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision and state the claimant’s right to bring a civil action under ERISA §502(a).

8.5 Claims Based on an Independent Determination of Disability

.

(a) Initial Claims

.  With respect to a claim for benefits under the Plan based on Disability (other than (i) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company, or (ii) eligibility for Social Security disability benefits), the Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension shall not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee shall furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension shall not exceed an additional, consecutive 30-day period.  Notice of any extension under this subsection shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where applicable), and a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse determination on review.

(b) Appeals

.  With respect to an appeal of a denial of benefits under the Plan based on Disability (other than (i) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a participating company, or (ii) eligibility for Social Security disability benefits), the claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal.  The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (a).  The Administrative Committee’s decision shall be made within 45 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension shall not exceed one additional 45-day period.  The Administrative Committee’s review shall not afford deference to the initial adverse benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If unfavorable, the notice of decision shall explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA §502(a), and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.

8.6 Satisfaction of Claims

.

Any payment to a Participant or beneficiary, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and all Participating Companies, any of whom may require such Participant or beneficiary as a condition to such payment to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Participating Companies.  If receipt and release is required but the Participant or beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, such payment shall be forfeited.

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NONQUALIFIED SAVINGS PLAN

ARTICLE IX

ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

9.1 Administrative Committee

.

(a) Appointment and Term of Office

.  The Administrative Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.  The Board shall have the right to remove any member of the Administrative Committee at any time.  A member may resign at any time by written resignation to the Board.  If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.  A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member.  For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

(b) Organization

.  The Administrative Committee may elect a Chairman and a Secretary from among its members.  In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate.  The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee within limits set by the Board and shall be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee.  The Administrative Committee shall act by majority vote.  Its members shall serve as such without compensation.

(c) Powers and Responsibility

.  The Administrative Committee shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement.  The Administrative Committee shall have the sole authority in its discretion to (i) construe the Plan and to determine all questions that shall arise thereunder; (ii) decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan; (iii) determine the benefits of the Plan to which any Participant or Beneficiary may be entitled; (iv) maintain and retain records relating to Participants and Beneficiaries; (v) prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits; (vi) arrange for any required fiduciary bonding; and (vii) prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published.

(d) Administrative Committee Records

.  Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee.  The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance therewith.  All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

(e) Reporting and Disclosure

.  The Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan.  Such records shall be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement.  The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by any relevant statute, each as amended, and all regulations thereunder.  This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other entity to whom such responsibilities are delegated by law or by the Plan.

(f) Plan Construction

.  The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.  The Administrative Committee shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan.  The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly.  The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

(g) Assistants and Advisers

.  The Administrative Committee shall have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.  To the extent that the costs for such assistants and advisers are not so paid by the Controlling Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.  The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an actuary, accountant or attorney selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such actuary, accountant or attorney; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

(h) Indemnification

.  The Administrative and Investment Committees and each member of those committees shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses reasonably incurred by the Administrative and Investment Committees or each member of the Administrative and Investment Committees in connection with any action to which the Administrative or Investment Committee or any member thereof may be a party (by reason of his service as a member of the Administrative or Investment Committee) except in relation to matters as to which the Administrative or Investment Committee or any member thereof shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or any member’s duties.  The foregoing right to indemnification shall be in addition to such other rights as such Administrative and Investment Committees or each member may enjoy as a matter of law or by reason of insurance coverage of any kind.  Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Administrative and Investment Committees or each member may be entitled pursuant to the by-laws of the Controlling Company.  Service on the Administrative or Investment Committee shall be deemed in partial fulfillment of a committee member’s function, if any, as an Employee, officer and/or director of the Controlling Company or any Participating Company.

9.2 Controlling Company and Board

.

(a) General Responsibilities

.  The Controlling Company and the Board shall have the authority and responsibility to (i) appoint the Trustee, the Investment Committee and the Administrative Committee and to monitor each of their performances; (ii) communicate such information to the Trustee, the Investment Committee and the Administrative Committee as each needs for the proper performance of its duties; (iii) provide channels and mechanisms through which the Administrative Committee, the Investment Committee and/or the Trustee can communicate with Participants and Beneficiaries; and (iv) perform such duties as are imposed by law or by regulation and serve as Plan Administrator in the absence of an appointed Administrative Committee.

(b) Allocation of Authority

.  In the event that any of the areas of authority and responsibilities of the Controlling Company and the Board overlap with that of any other entity, the Controlling Company and the Board shall coordinate with such other entity the execution of such authority and responsibilities; provided, the decision of the Controlling Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

(c) Authority of Participating Companies

.  Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

9.3 Trustee

The Trustee shall have the powers and duties set forth in the Trust Agreement.

9.4 Delegation

.

Entities described in this Section shall have the power to delegate specific responsibilities (other than Trustee responsibilities) to persons who shall serve at the pleasure of the entity making such delegation and, if full-time Employees of a Participating Company, without compensation.  Any such person may resign by delivering a written resignation to the delegating entity.  Vacancies created by any reason may be filled by the appropriate entity or the assigned responsibilities may be reabsorbed or redelegated by the entity.

AGL RESOURCES INC. Page
NONQUALIFIED SAVINGS PLAN

ARTICLE X

AMENDMENT, TERMINATION AND ADOPTION

10.1 Amendment

.

The provisions of the Plan may be amended at any time and from time to time by the Board or the Administrative Committee; provided:

(a)           No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

(b)           No amendment shall decrease the balance or vested percentage of an Account;

(c)           Each amendment shall be approved by the Board or Administrative Committee, as applicable, by resolution;

(d)           No amendment shall be made that violates the restrictions of Code §409A;

(e)           No amendment shall be made to Section 5.1(b) of the Plan (unless required by law); and

(f)           Any amendment that would result in a material increase in the cost of the Plan or that would materially change the benefits provided under the Plan must be approved by the Board.

10.2 Termination

.

(a) Right to Terminate

.  The Controlling Company expects the Plan to be continued indefinitely, but, subject to subsection (c) below, it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board.  In either event, the Administrative Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing.

(b) Dissolution of Trust

.  In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets to the Controlling Company.

(c) Restrictions on Termination

.  No termination of this Plan shall decrease or eliminate the vested Account balance of any Participant hereunder as determined as of the date of such termination.  Furthermore, the Plan may be terminated and Accounts paid out prior to the time determined under Article VII only as follows:

(1) The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code §331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A).  In the event of termination pursuant to this subsection, the amounts deferred under the Plan shall be included in the Participants’ gross incomes in the latest of the calendar year in which the Plan termination occurs, the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or the first calendar year in which the payment of benefits is administratively practicable.

(2) The Board may terminate the Plan within the 30 days preceding or the 12 months following a “change in control event”; provided that the Plan may not be terminated pursuant to this provision unless all substantially similar arrangements sponsored by the Controlling Company (and its related entities as determined under Code §409A and guidance issued thereunder) are terminated, so that the Participants and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the Plan and any other terminated arrangements within 12 months of the date of termination of such arrangements.  For purposes of this paragraph, “change in control event” shall have the meaning set forth in Proposed Treasury Regulations under Code §409A, or successor provisions, and substantially similar arrangements shall be determined pursuant to regulations under Code §409A.

(3) The Board may terminate the Plan other than as provided in subsections (1) and (2) above only if:

(A) All Aggregated Arrangements are terminated; and

(B) No payments other than payments that would be payable under the terms of the Plan and the Aggregated Arrangements if the termination had not occurred are made within 12 months of the termination of the Plan; and

(C) All payments pursuant to the Plan and the Aggregated Arrangements are made within 24 months of the termination of the Plan; and

(D) The Controlling Company (and its related entities as determined under Code §409A and guidance issued thereunder) does not adopt a new arrangement that would be aggregated with the Plan or any Aggregated Arrangement if the same service provider participated in both arrangements, at any time within five years following the date of termination of the Plan.

(d) Payment Upon Termination

.  If the Plan is terminated, the value of the vested Account balances of Participants shall be paid to such Participants in a single lump-sum cash payment on the earliest date permissible under Code §409A.

10.3 Adoption of the Plan by a Participating Company

.

(a) Procedures for Participation

.  The Controlling Company and each Affiliate shall be Participating Companies in the Plan; provided, however, the Controlling Company may determine that any Affiliate is not to be a Participating Company, and such Affiliate shall be recorded on Schedule A hereto which shall be appropriately modified from time to time without the necessity of a Plan amendment.  Upon an Affiliate becoming a Participating Company as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the documentation designating the Participating Company as such; provided, unless otherwise specified, participation for any new Affiliate shall begin on January 1 following the date such entity first becomes an Affiliate.

(b) Authority under the Plan

.  Each Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust.  The exclusive authority to amend the Plan and the Trust shall be vested in the Administrative Committee, and no Participating Company other than the Controlling Company shall have any right to amend the Plan or the Trust.  Any amendment to the Plan or the Trust adopted by the Controlling Company shall be binding upon every Participating Company without further action by such Participating Company.

(c) Contributions to the Plan

.  Each Participating Company shall be required to make Contributions to the Plan at such times and in such amounts as specified in Article III.  The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

(d) Withdrawal from the Plan

.  No Participating Company other than the Controlling Company shall have the right to terminate the Plan.  However, any Participating Company may withdraw from the Plan, with the approval of the Administrative Committee, by action of its board of directors, provided such action is communicated in writing to the Administrative Committee.  The withdrawal of a Participating Company shall be effective at the end of the Plan Year in which the notice of withdrawal is received (unless the Controlling Company consents to a different effective date).  In addition, the Administrative Committee may terminate the designation of a Participating Company to be effective on such date as the Administrative Committee specifies.  Any such Participating Company which ceases to be a Participating Company shall be liable for all costs accrued through the effective date of its withdrawal or termination.  In the event of the withdrawal or termination of a Participating Company as provided in this Section, such Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees, unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

AGL RESOURCES INC. Page
NONQUALIFIED SAVINGS PLAN

ARTICLE XI

MISCELLANEOUS

11.1 Nonalienation of Benefits and Spendthrift Clause

.

None of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary; and neither such Participant nor any such Beneficiary shall have any right to alienate, sell, pledge, encumber, transfer, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.  If any Participant shall attempt to dispose of his Account or the benefits provided for him hereunder or to dispose of the right to receive such benefits, or, in the event there should be an effort to seize such Account or benefits by attachment, execution or other legal or equitable process, such right may pass and be transferred, at the discretion of the Administrative Committee, to such person or persons as may be selected by the Administrative Committee from among the Beneficiaries, if any, theretofore designated by the Participant, or from the Spouse, children or other dependents of the Participant, in such shares as the Administrative Committee may appoint.  Any appointments so made by the Administrative Committee may be revoked by it at any time, and further appointments made by it may include the Participant.  Notwithstanding the foregoing, upon receipt of a valid qualified domestic relations order (as defined in Code §414(p)) requiring the distribution of all or a portion of a Participant’s Account to an alternate payee, the Administrative Committee shall cause the Company to pay a distribution to such alternate payee.

11.2 Elections Prior to 2009

.

To the extent not consistent with the terms of this Plan, Deferral Election forms and Bonus Deferral Election forms submitted under the Plan prior to the Effective Date shall be deemed modified as necessary to conform to the provisions of this document.

11.3 Headings

.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

11.4 Construction, Controlling Law

.

In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate.  Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Plan.  The Plan shall be construed in accordance with the laws of the State of Georgia and applicable federal laws.  The Plan is intended to comply with the provisions of Code §409A, and regulations thereunder, and shall be interpreted and construed consistent with such provisions.

11.5 No Contract of Employment

.

Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

11.6 Legally Incompetent

.

The Administrative Committee may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

11.7 Heirs, Assigns and Personal Representatives

.

The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

11.8 Unsecured Creditor Rights

.

No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund other than that of a general unsecured creditor of the Controlling Company.

11.9 Legal Action

.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the IRS and the Department of Labor to be given in connection with the Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required.  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

11.10 Severability

.

If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

11.11 Predecessor Service

.

In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company.

11.12 Plan Expenses

.

Expenses incurred with respect to administering the Plan and the Trust shall be paid by the Trustee from the Trust Fund only to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it for its payment of such expenses.  The Company may bear the cost of the expenses of administering the Plan, or the Administrative Committee may determine at its discretion to deduct administrative expenses from Participants’ Account balances; provided, no other benefit or payment to any Participant shall be increased or decreased in connection with the imposition of, or failure to impose, administrative expenses under this provision.

IN WITNESS WHEREOF, the Controlling Company has caused this Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto, as of the date set forth below.

AGL RESOURCES INC.

By:

Title:

Date: December ____, 2008

W:\4366.008\docs\2009 NSP Restatement_v7.doc

AGL RESOURCES INC. Page
NONQUALIFIED SAVINGS PLAN

SCHEDULE A

NONPARTICIPATING AFFILIATES

None.

AGL RESOURCES INC. Page A-
NONQUALIFIED SAVINGS PLAN